SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28, 2008 representatives of the PICA Group and ProAssurance Corporation executed a definitive Stock Purchase Agreement that obligates ProAssurance to pay $120 million in cash for stock that will be authorized in the sponsored-demutualization of PICA. PICA has adopted a Plan of Conversion that will convert PICA from a mutual company to a stock company. The Plan of Conversion and the Stock Purchase Agreement are subject to approval by the Illinois Division of Insurance and the eligible policyholders of PICA. The proceeds from the sale of PICA’s stock will be used to fund the cash distribution and premium credits due to eligible policyholders as a result of the demutualization. The news release provided as Exhibit 99.1 to this Current Report on Form 8K provides a brief description of the terms and conditions of the Stock Purchase Agreement.

ITEM 7.01. REGULATION FD DISCLOSURE

On October 28, 2008 we issued a news release announcing that the PICA Group will become part of ProAssurance through an all cash, sponsored demutualization. We are providing a copy of that release as Exhibit 99.1 to this Current Report on Form 8K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

99.1	News Release Announcing that PICA will become part of ProAssurance through an all-cash, sponsored demutualization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2008

PROASSURANCE CORPORATION

By:	/s/ Frank B. O’Neil
Frank B. O’Neil